Exhibit 10.28

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (“Amendment”) is entered into as of March 1, 2014, by and between Comerica Bank (“Bank”) and Bellicum Pharmaceuticals, Inc., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that Loan and Security Agreement dated December 13, 2012 (as it may be amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A of the Agreement is amended by adding (in the appropriate alphabetical order), or amending and restating, as applicable, the following defined terms to read in their entireties as follows:

“‘Credit Extension’ means each Equipment Advance, Growth Capital Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.”

“‘Growth Capital Advance(s)’ means a cash advance or cash advances under the Growth Capital Line.”

“‘Growth Capital Line’ means a Credit Extension of up to Five Hundred Thousand Dollars ($500,000).”

“‘Growth Capital Maturity Date’ means March 1, 2017.”

2. New Section 2.1(c) is added to the Agreement to read in its entirety as follows:

“(c) Growth Capital Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Growth Capital Advances to Borrower. Borrower may request Growth Capital Advances from the date hereof through September 1, 2014. The aggregate amount of Growth Capital Advances shall not exceed the Growth Capital Line.

(ii) Interest shall accrue from the date of each Growth Capital Advance at the rate specified in the Interest Rate Addendum, and shall be payable in accordance with Section 2.3(b) and on the terms set forth in the Interest Rate Addendum. Any Growth Capital Advances that are outstanding on September 1, 2014 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on October 1, 2014, and continuing on the same day of each month thereafter until the Growth Capital Maturity Date, at which time all Growth Capital Advances made under this Section 2.1(d) and any other amounts due under this Agreement shall be immediately due and payable. Growth Capital Advances, once repaid, may not be reborrowed. Borrower may prepay any Growth Capital Advances without penalty or premium.

(iii) When Borrower desires to obtain an Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Central time three (3) Business Days before the day on which the Growth Capital Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance to the Agreement.”

3. Section 2.3(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a) Interest Rates.

(i) Equipment Advances. The Equipment Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Prime Referenced Rate Addendum to Loan and Security Agreement attached hereto as Exhibit D (‘Interest Rate Addendum’).

(ii) Growth Capital Advances. The Growth Capital Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Interest Rate Addendum.”

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5. Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise.

6. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) an Itemization of Amount Financed Disbursement Instructions (Growth Capital Line), executed by Borrower;

(c) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(d) a nonrefundable $5,000 facility fee with respect to the Growth Capital Line, which may be debited from any of Borrower’s accounts at Bank; and

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BELLICUM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Thomas J. Farrell

Title:	President & CEO

COMERICA BANK

By:	/s/ Steven J. DiPasquale

Title:	Vice President

[Signature Page to First Amendment to Loan and Security Agreement (3176830)]